Exhibit 10.1
COVANTA HOLDING CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR EMPLOYEES AND OFFICERS
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), is made as of this day of October ___, 2020 (the “Grant Date”) between Covanta Holding Corporation, a Delaware corporation (the “Company”), and ___________________________ (the “Recipient”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in the Covanta Holding Corporation 2014 Equity Award Plan (the “Plan”).
WITNESSETH:
WHEREAS, the Company desires to provide the Recipient with the opportunity to purchase shares of its common stock, par value $0.10 per share (“Common Stock”), in accordance with the terms of the Plan; and
WHEREAS, the Recipient wishes to acquire the right to purchase shares of Common Stock granted hereby.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:
1.Grant of Non-Qualified Stock Option. The Company hereby grants to the Recipient a Non-Qualified Stock Option to purchase all or part of an aggregate of _________________ (___________) shares of Common Stock, on the terms and conditions set forth in the Plan, subject to the vesting, exercise and other requirements set forth in this Agreement, to the extent not inconsistent with the Plan (the “Option”). The Option is not intended to qualify as an incentive stock option, as defined in and subject to Section 422 of the Internal Revenue Code (“Code”).
2.Purchase Price. The per share purchase price of the shares of Common Stock issuable upon exercise of the Option shall be ___________________ ($__.__), which shall be not less than 100% of the Fair Market Value per share (as determined by the Committee in accordance with the Plan) on the Grant Date.
3.Term. The term of the Option shall expire as of the earliest of the following:
(a)With respect to any portion of the Option that vests in accordance with either Section 4(a) or Section 4(b) below, the date that is three (3) years from the date on which such portion vests;
(b)the date the Recipient’s relationship as a Service Provider to the Company, or any Subsidiary or Affiliate, is terminated for Cause; or

(c)the date that is twelve (12) months after the Recipient’s relationship as a Service Provider to the Company, or any Subsidiary or Affiliate, is terminated (including by reason of the Recipient’s death or Disability) other than for Cause;
provided, however, that in the case of the expiration of the Option pursuant to Section 3(c) above, if the exercise of the Option on the last business day prior to the expiration date is prevented by any requirement of federal, state or foreign law with respect to securities or any other applicable law, regulation or requirement of any stock exchange or market system upon which the shares of Common Stock are listed or traded, the Option shall remain exercisable until thirty (30) days after the date the Recipient is notified by the Company that the Option is exercisable, but in any event no later than the applicable expiration date set forth in Section 3(a).
In the event of the termination of the Recipient’s relationship as a Service Provider to the Company (or any Subsidiary or Affiliate) due to any reason other than Cause, the Recipient shall forfeit all rights hereunder with respect to any non-vested portion of the Option as of the date of such termination; provided, however, that in the event Recipient’s relationship as a Service Provider to the Company (or any Subsidiary or Affiliate) is terminated due to retirement at the age of 65 or older or with a sum of age (minimum age requirement is 55 years) and years of service with the Company on the date of retirement equal to at least 75, then the non-vested portion of the Option shall continue to vest in accordance with Section 4 hereof. In the event of termination of the Recipient’s relationship as a Service Provider to the Company (or any Subsidiary or Affiliate) for Cause, the Recipient shall forfeit all rights hereunder with respect to any vested or non-vested portions of the Option as of the date of such termination.
4.Vesting.
(a)Subject to any forfeiture provisions in this Agreement or in the Plan, and unless expressly provided to the contrary hereunder, the Recipient shall become vested in the Option, to the extent the Recipient is engaged as a Service Provider to the Company (or any Subsidiary or Affiliate), as of each applicable vesting date, as of the close of business on the applicable vesting date shown below:

Applicable Vesting Date	Portion of the Option Vesting on the Applicable Vesting Date
The first anniversary of the Grant Date	1/3 of the shares covered by the Option
The second anniversary of the Grant Date	1/3 of the shares covered by the Option
The third anniversary of the Grant Date	1/3 of the shares covered by the Option
(b)Notwithstanding anything to the contrary in this Section 4, (i) in the event of a Change in Control or (ii) in the event of a sale of fifty percent (50%) or more of the fair market value of assets of the Company, including for example, without limitation, the sale of the Company’s U.S. Waste-to-Energy business, in either case while the Recipient is engaged as a Service Provider to the Company (or any Subsidiary or Affiliate), the Option will fully vest.
5.Non-Transferability. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the

Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). The Option may be exercised during the lifetime of the Recipient only by the Recipient, or by the guardian or legal representative of the Recipient, or by an alternate payee pursuant to a qualified domestic relations order. Any attempt to assign, pledge or otherwise transfer the Option, or any right or privilege conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby shall be void.
6.Method of Exercising Option.
(a)Subject to the terms and conditions of this Agreement, the Option may be exercised, to the extent it is vested, by written notice delivered to the Company or its designated representative in the manner and at the address for notices set forth in Section 12(d) hereof. Such notice shall state that the Option is being exercised thereby and shall specify the number of shares of Common Stock involved.
(b)The Option shall be deemed exercised when the Company receives: a properly executed written notice of exercise signed by the person entitled to exercise the Option, and full payment of the purchase price for the shares of Common Stock with respect to which the Option is exercised. Acceptable forms of consideration for payment of the purchase price include:
a.cash (in the form of a certified or bank check or such other instrument as the Company may accept);
b.other shares of Common Stock owned on the date of exercise of the Option by the Recipient based on the Fair Market Value of the Common Stock on the date the Option is exercised;
c.any combination of (i) and (ii) above;
d.by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the purchase price; or
e.by requesting that the Company withhold such number of shares of Common Stock then issuable upon exercise of the Option as will have a Fair Market Value equal to the purchase price of the Shares being acquired upon the exercise of the Option.
i.The Company shall issue and deliver, in the name of the person exercising the Option, a certificate representing such shares of Common Stock as soon as practicable after notice and payment are received and the exercise is approved.
ii.The Option may be exercised in accordance with the terms of the Plan and this Agreement with respect to any whole number of shares subject to the Option, but in no event may an Option be exercised as to fewer than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200).
iii.The Recipient shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
iv.The Recipient agrees that no later than the date as of which an amount first becomes includible in Recipient’s gross income for federal income tax purposes with respect to the Option, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with Common Stock, including Common Stock that is acquired upon exercise of the Option. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.
7.Adjustment upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and the terms of the Plan, if, during the terms of this Agreement, there shall be any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (as defined in Section 12 of the Plan), the Committee may, in its sole discretion, make an appropriate and equitable adjustment in the aggregate number, kind and purchase price of shares subject to this Option; provided, however, that in no event shall the purchase price be adjusted below the par value of a share of Common Stock, nor shall any fraction of a share be issued upon the exercise of the Option.
8.Rights of Recipient. In no event shall the granting of the Option or the other provisions hereof or the acceptance of the Option by the Recipient interfere with or limit in any way the right of the Company, an Affiliate or Subsidiary to terminate the Recipient’s employment at any time, nor confer upon the Recipient any right to continue in the employ of the Company, an Affiliate or Subsidiary for any period of time or to continue the Recipient’s present or any other rate of compensation.
9.Incorporation of the Plan. Notwithstanding the terms and conditions contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

10.Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee, shall be final and conclusive.
11.Construction.
v.Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.
vi.Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 15(c) of the Plan, this Agreement may be amended by the Board or the Committee at any time.
vii.Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.
viii.Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 11(d). Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 445 South Street, Morristown, New Jersey 07960 (attention: Chief Financial Officer), with a copy to the Secretary of the Company or to such other designee of the Company. Each notice to the Recipient shall be addressed to the Recipient at the Recipient’s address shown on the signature page hereof.
ix.Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

x.Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Recipient has executed this Agreement all as of the day and year first above written.
COVANTA HOLDING CORPORATION
By:
Its:
RECIPIENT:

RECIPIENT’S ADDRESS: